UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 10, 2017 (April 3, 2017)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer
Identification No.)

222 Robert Rose Drive
Murfreesboro, Tennessee 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 3, 2017, National Health Investors, Inc. issued a press release announcing that it completed the sale of 1,123,184 common shares on its At-The-Market equity program during the first quarter ended March 31, 2017 at an average price of $72.31, resulting in net proceeds after commissions of $80 million. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On April 10, 2017, National Health Investors, Inc. issued a press release announcing plans to release its results for the first quarter ended March 31, 2017 before the market opens on Tuesday, May 9, 2017, with an interactive teleconference call on the same day at 12 p.m. ET. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index

Number	Exhibit
99.1	Press Release Issued April 3, 2017, titled "NHI Issues Equity of $80 Million on ATM Program."
99.2	Press Release Issued April 10, 2017, titled "NHI Announces First Quarter 2017 Earnings Release and Conference Call Date."

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/ Roger R. Hopkins
Name: Roger R. Hopkins
Title: Chief Accounting Officer

Date: April 10, 2017